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                                                                     EXHIBIT 3.2


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                    SMITH BARNEY WESTPORT FUTURES FUND L.P.

                            UNDER SECTION 121-201 OF

                      THE REVISED LIMITED PARTNERSHIP ACT

                 THE UNDERSIGNED, for the purpose of forming a limited partnership pursuant to Section 121-201 of the Revised Limited Partnership Act of New York, does hereby certify:

                 1.       The name of the limited partnership is as follows:

                 Smith Barney Westport Futures Fund L.P.

                 2. The county within this state, in which the office of the limited partnership is to be located is: New York.

                 3. The Secretary of State of the State of New York is hereby designated the agent of the limited partnership upon whom process served against the limited partnership may be served. The post office address within or without New York State to which the Secretary will mail a copy of any process against the limited partnership served upon him is:

                          Smith Barney Futures Management Inc.
                          390 Greenwich Street - 1st floor
                          New York, New York  10013
                          Attention:  David J. Vogel.

                 4. CT Corporation System, having a business address at 1633 Broadway, New York, New York 10019, is hereby designated pursuant to section 121-105 of the Revised Limited Partnership Act of New York, the registered agent of the limited partnership upon whom process against the limited partnership may be served.
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                 5.       The name and business or residence address of each
general partner is as follows:

                          Smith Barney Futures Management Inc.
                          390 Greenwich Street - 1st floor
                          New York, New York  10013

                 6. The latest date upon which the limited partnership is to dissolve is:

                          December 31, 2017

                 7. Additional information determined by the general partner to be included:

                          None.

                 IN WITNESS WHEREOF, the undersigned has executed this certificate this 21st day of March 1997, and affirms that the statements contained herein are true under penalty of perjury.



                                        General Partner

                                        Smith Barney Futures Management Inc.


                                        By:  /David J. Vogel
                                           ---------------------------------
                                           David J. Vogel
                                           President





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